Exhibit 23.0

                       CONSENT OF CLIFTON D. BODIFORD, CPA





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         I consent to the incorporation by reference in the Registration Statement Nos. 333-43174 and 333-43174 on Form S-8 of DutchFork Bancshares, Inc. of our report dated November 2, 2001 relating to the consolidated balance sheet of DutchFork Bancshares, Inc. as of September 30, 2001 and 2000, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity, and cash flows for the years then ended.





                                                    /s/ Clifton D. Bodiford, CPA
                                                    ----------------------------
                                                    Clifton D. Bodiford, CPA



Columbia, South Carolina
December 28, 2001